SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 21, 2003

FASTENAL COMPANY

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-16125	41-0948415
(Commission file number)	(I.R.S. Employer Identification No.)

2001 Theurer Boulevard Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

(507) 454-5374
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1	Web Release dated July 18, 2003 providing Customer Service Project (or CSP) converted store operating statistics

Item 9. Regulation FD Disclosure.

The following information is being provided pursuant to Item 12 of this report:

The Company began a store conversion project during 2002. As announced by the Company in its press release issued on July 11, 2003, it published a web release on July 18, 2003, which provided certain operating statistics associated with the store conversion project. The Company refers to this project as the Customer Service Project (or CSP). The web release is attached as an exhibit to this report and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 21, 2003

FASTENAL COMPANY

By:	/s/ DANIEL L. FLORNESS
Daniel L. Florness
Chief Financial Officer

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INDEX TO EXHIBITS

99.1	Web Release dated July 18, 2003 providing Customer Service Project (or CSP) converted store operating statistics	Electronically Filed